Exhibit 99.1

Icahn Enterprises L.P. Reports First Quarter 2020 Financial Results

•	First quarter net loss attributable to Icahn Enterprises of $1.4 billion, or a loss of $6.34 per depositary unit

•	Board approves quarterly distribution of $2.00 per depositary unit

Sunny Isles Beach, Fla, May 8, 2020 -- Icahn Enterprises L.P. (NASDAQ:IEP) is reporting first quarter 2020 revenues of $(60) million and net loss attributable to Icahn Enterprises of $1.4 billion, or $6.34 per depositary unit. For the three months ended March 31, 2019, revenues were $1.9 billion and net loss attributable to Icahn Enterprises was $394 million, or $2.02 per depositary unit. For the three months ended March 31, 2020, Adjusted EBITDA attributable to Icahn Enterprises was $(1.3) billion compared to $(195) million for the three months ended March 31, 2019. For the three months ended March 31, 2020, Adjusted EBIT attributable to Icahn Enterprises was $(1.4) billion compared to $(282) million for the three months ended March 31, 2019.

On May 7, 2020, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $2.00 per depositary unit, which will be paid on or about June 25, 2020 to depositary unitholders of record at the close of business on May 19, 2020. Depositary unitholders will have until June 16, 2020 to make an election to receive either cash or additional depositary units; if a unitholder does not make an election, it will automatically be deemed to have elected to receive the distribution in cash. Depositary unitholders who elect to receive additional depositary units will receive units valued at the volume weighted average trading price of the units on NASDAQ during the 5 consecutive trading days ending June 23, 2020. No fractional depositary units will be issued pursuant to the distribution payment. Icahn Enterprises will make a cash payment in lieu of issuing fractional depositary units to any unitholders electing to receive depositary units. Any unitholders that would only be eligible to receive a fraction of a depositary unit based on the above calculation will receive a cash payment.

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Icahn Enterprises L.P., a master limited partnership, is a diversified holding company engaged in seven primary business segments: Investment, Energy, Automotive, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to the severity, magnitude and duration of the COVID-19 pandemic and its impact on the global economy, financial markets and industries in which our subsidiaries operate; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, declines in the fair value of our investments as a result of the COVID-19 pandemic, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our energy business, including the volatility and availability of crude oil, declines in global demand for crude oil, refined products and liquid transportation fuels as result of the COVID-19 pandemic, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our automotive activities and exposure to adverse conditions in the automotive industry, including as a result of the COVID-19 pandemic; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
	(In millions, except per unit amounts)
Revenues:
Net sales	$1,860	$2,300
Other revenues from operations	161	162
Net loss from investment activities	(2,128)	(674)
Interest and dividend income	64	64
Other (loss) income, net	(17)	3
	(60)	1,855
Expenses:
Cost of goods sold	1,810	1,900
Other expenses from operations	135	131
Selling, general and administrative	308	336
Restructuring, net	2	7
Interest expense	171	139
	2,426	2,513
Loss before income tax benefit (expense)	(2,486)	(658)
Income tax benefit (expense)	180	(6)
Net loss	(2,306)	(664)
Less: net loss attributable to non-controlling interests	(922)	(270)
Net loss attributable to Icahn Enterprises	$(1,384)	$(394)

Net loss attributable to Icahn Enterprises allocated to:
Limited partners	$(1,356)	$(386)
General partner	(28)	(8)
	$(1,384)	$(394)

Basic and diluted loss per LP unit	$(6.34)	$(2.02)
Basic and diluted weighted average LP units outstanding	214	191
Cash distributions declared per LP unit	$2.00	$2.00

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2020	2019
	(In millions, except unit amounts)
ASSETS
Cash and cash equivalents	$2,381	$3,794
Cash held at consolidated affiliated partnerships and restricted cash	876	1,151
Investments	8,197	9,945
Due from brokers	1,432	858
Accounts receivable, net	472	483
Inventories, net	1,583	1,795
Property, plant and equipment, net	4,416	4,454
Unrealized gain on derivative contracts	2,866	182
Goodwill	281	282
Intangible assets, net	420	431
Other assets	1,382	1,264
Total Assets	$24,306	$24,639
LIABILITIES AND EQUITY
Accounts payable	$830	$945
Accrued expenses and other liabilities	1,821	1,453
Deferred tax liability	533	639
Unrealized loss on derivative contracts	81	1,224
Securities sold, not yet purchased, at fair value	459	1,190
Due to brokers	2,938	54
Debt	8,227	8,192
Total liabilities	14,889	13,697

Equity:
Limited partners	4,484	6,268
General partner	(849)	(812)
Equity attributable to Icahn Enterprises	3,635	5,456
Equity attributable to non-controlling interests	5,782	5,486
Total equity	9,417	10,942
Total Liabilities and Equity	$24,306	$24,639

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings from continuing operations before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt, major scheduled turnaround expenses, certain tax settlements and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	do not reflect changes in, or cash requirements for, our working capital needs; and
•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

	March 31,	December 31,
	2020	2019
	(In millions)(Unaudited)
Market-valued Subsidiaries and Investments:
Holding Company interest in Investment Funds(1)	$4,370	$4,296
CVR Energy(2)	1,177	2,879
Tenneco(2)	106	386
Total market-valued subsidiaries and investments	$5,653	$7,561

Other Subsidiaries:
Viskase(3)	$102	$84
Real Estate Holdings(1)	479	474
PSC Metals(1)	151	156
WestPoint Home(1)	144	147
Icahn Automotive Group(1)	1,730	1,750
Total other subsidiaries	$2,606	$2,611
Add: Other Holding Company net assets(4)	(186)	186
Indicative Gross Asset Value	$8,073	$10,358
Add: Holding Company cash and cash equivalents(5)	1,440	3,006
Less: Holding Company debt(5)	(5,814)	(6,297)
Indicative Net Asset Value	$3,699	$7,067

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, expressed or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents equity attributable to us as of each respective date.
(2)	Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3)	Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended March 31, 2020 and December 31, 2019.
(4)	Holding Company’s balance as of each respective date. For March 31, 2020, the distribution payable was adjusted to $431 million, which represents the actual distribution paid subsequent to March 31, 2020.
(5)	Holding Company's balance as of each respective date.

	Three Months Ended March 31,
	2020	2019
	(In millions)(Unaudited)
Adjusted EBITDA
Net loss	$(2,306)	$(664)
Interest expense, net	162	126
Income tax (benefit) expense	(180)	6
Depreciation, depletion and amortization	121	123
EBITDA before non-controlling interests	(2,203)	(409)
Restructuring costs	2	7
Non-service cost of U.S. based pension	-	1
(Gain) loss on disposition of assets, net	(1)	2
Other	39	4
Adj. EBITDA before non-controlling interests	$(2,163)	$(395)

Adjusted EBITDA attributable to IEP
Net loss	$(1,384)	$(394)
Interest expense, net	126	101
Income tax (benefit) expense	(167)	1
Depreciation, depletion and amortization	85	87
EBITDA attributable to IEP	(1,340)	(205)
Restructuring costs	2	5
Non-service cost of U.S. based pension	-	1
(Gain) loss on disposition of assets, net	(1)	2
Other	35	2
Adjusted EBITDA attributable to IEP	$(1,304)	$(195)

	Three Months Ended March 31,
	2020	2019
	(In millions)(Unaudited)
Adjusted EBIT
Net loss	$(2,306)	$(664)
Interest expense, net	162	126
Income tax (benefit) expense	(180)	6
EBIT before non-controlling interests	(2,324)	(532)
Restructuring costs	2	7
Non-service cost of U.S. based pension	-	1
(Gain) loss on disposition of assets, net	(1)	2
Other	39	4
Adj. EBIT before non-controlling interests	$(2,284)	$(518)

Adjusted EBIT attributable to IEP
Net loss	$(1,384)	$(394)
Interest expense, net	126	101
Income tax (benefit) expense	(167)	1
EBIT attributable to IEP	(1,425)	(292)
Restructuring costs	2	5
Non-service cost of U.S. based pension	-	1
(Gain) loss on disposition of assets, net	(1)	2
Other	35	2
Adjusted EBIT attributable to IEP	$(1,389)	$(282)

Investor Contacts:

SungHwan Cho, Chief Financial Officer

(305) 422-4000